Exhibit 10.1

AMENDMENT No. 1

to the

LEASE AGREEMENT

(Hereinafter referred to as the “Lease”)

Between

MITSUI SUMITOMO INSURANCE COMPANY OF AMERICA

With Offices At

15 Independence Boulevard

Warren, New Jersey 07059

(Hereinafter referred to as “Landlord”)

And

Tevogen Bio Inc.

With Offices At

15 Independence Boulevard

Warren, New Jersey 07059

(Hereinafter referred to as “Tenant”)

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated as of February 1, 2022 (the “Original Lease”), pursuant to which the Landlord leased to Tenant, and Tenant leased from Landlord, approximately 6,708 rentable square feet (“RSF”) of space on the 4th floor of that certain office building located at 15 Independence Boulevard, Warren, New Jersey (the “Building”), as more particularly described in the Lease; and

WHEREAS, Tenant desires to relocate to different premises within the Building and extend the lease term, and Landlord is amenable to same, subject to the terms and conditions set forth in this First Amendment;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, Landlord and Tenant hereby agree as follows:

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Original Lease.

2. Relocation Premises. Effective as of June 1, 2025 (the “Relocation Commencement Date”), Tenant shall relocate to and lease approximately 13,242 RSF on the 2nd floor (the “Relocated Premises”), as more particularly shown on Exhibit A attached hereto and made a part hereof. The lease of the existing 4th floor premises shall be deemed terminated and surrendered as of the Relocation Commencement Date, and Tenant shall have no further rights or obligations with respect thereto, except for those that expressly survive expiration or termination under the Original Lease. Tenant shall have access to the Relocated Premises beginning on May 27, 2025 for the purpose of installing FF&E and Tenant’s IT needs.

3. Lease Term. The term of the Lease shall be extended for seven (7) years from the current lease expiration date of February 28, 2026, resulting in a new expiration date of February 28, 2033 (the “Extended Term”).

5. Base Rent. Effective as of the Relocation Commencement Date, the Base Rent for the Relocation Premises shall be $24.75 per RSF, plus Tenant Electric, flat for the Term.

6. Base Rent Abatement. Tenant shall be entitled to one (1) month of Base Rent abatement applicable to the Relocation Premises only.

7. Landlord’s Work. Landlord shall provide new carpet and paint throughout the Relocation Premises, promptly after the full execution of this First Amendment.

8. Base Year. The Base Year shall remain unchanged from the Original Lease.

9. Broker. Tenant represents to Landlord that in connection with this First Amendment: (a) Tenant has not employed or dealt with any broker, agent, or finder, other than Newmark, and (b) no other broker, agent or finder is entitled to any commission or other payment. Tenant shall indemnify, defend, and hold harmless Landlord and its partners, members, shareholders, officers, directors, and agents, from and against any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) arising out of or relating to a claim by any broker, agent or finder, other than Newmark, claiming to have been engaged by Tenant.

10. Electronic Delivery. The parties agree that this First Amendment may be transmitted between them by email or via an electronic signature platform such as DocuSign, and intend that scanned signatures (such as, without limitation, scanned signatures in .pdf format) constitute original signatures, and that a scanned agreement containing the signatures (original or scanned) of all the parties is binding on the parties.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective representatives, each of whom warrants they have the authority to sign this First Amendment and bind their employer.

MITSUI SUMITOMO INSURANCE COMPANY OF AMERICA

By:	/s/ Jeff Elefant	Mitsui Sumitomo Marine Management(USA), Inc.as Manager for and on behalf of Mitsui Sumitomo Insurance Company of America, a New York corporation

Typed Name:	Jeff Elefant

Title:	VP Real Estate & Facilities

Date:	5/30/2025

TEVOGEN BIO INC.

By:	/s/ Kirti Desai

Typed Name:	Kirti Desai

Title:	Chief Financial Officer

Date:	5/16/2025